UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 11, 2007

Smart Online, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32634	95-4439334
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2530 Meridian Parkway, 2nd Floor, Durham, North Carolina		27713
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	919-765-5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 11, 2007, Smart Online, Inc. (the "Company") announced that it had been informed that Dennis Michael Nouri ("Michael Nouri"), the Company’s President, Chief Executive Officer, and a director, had been charged in a criminal complaint that alleges federal securities fraud and conspiracy to commit fraud. The Company is not named in the criminal complaint. The U.S. government filed the complaint under seal on August 1, 2007 in the U.S. District Court for the Southern District of New York. Also named as defendants in the complaint are Reeza Eric Nouri, a manager with the Company, and Ruben Serrano, Anthony Martin, James Doolan, and Alain Lustig (collectively with Michael Nouri, the "Defendants"), brokers alleged to have participated with the Nouris in the alleged fraud. The complaint alleges that the Defendants, directly and indirectly, used manipulative and deceptive devices in violation of Sections 2 and 371 of Title 18 of the U.S. Code; Sections 10(b) and 32 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and Rule 10b-5 promulgated under the Exchange Act ("Rule 10b-5").

On September 11, 2007, the Securities and Exchange Commission (the "SEC") filed a civil action against the Company and the Defendants in the U.S. District Court for the Southern District of New York. The SEC complaint alleges that the defendants in this civil action, either directly or indirectly, have engaged in transactions, acts, practices and courses of business which constitute violations of Section 17(a) of the Securities Act of 1933, as amended; Section 10(b) of the Exchange Act; and Rule 10b-5. The SEC complaint seeks to permanently enjoin each of the civil defendants from committing future violations of the foregoing federal securities laws. The complaint also requests that each of the Defendants be required to disgorge his ill-gotten gains and pay civil penalties. The complaint further seeks an order permanently barring Michael Nouri from serving as an officer or director of a public company. The SEC complaint does not seek any fines or other monetary penalties against the Company.

After being informed of the criminal charges against Michael Nouri, on September 11, 2007, the Company requested and received Michael Nouri’s resignation as an officer and director of the Company, effective immediately. On September 12, 2007, the Company terminated Executive Vice President Henry Nouri’s employment with the Company, effective immediately. Eric Nouri’s employment with the Company also has been terminated.

On September 11, 2007, the Company’s Board of Directors unanimously appointed David E. Colburn to serve as the Company’s Interim President and Chief Executive Officer. Mr. Colburn, age 60, has been an independent director and a member of the Audit Committee of the Board of Directors of the Company since May 31, 2007. Prior to joining the Company, Mr. Colburn previously served as President, Global Manufacturing Industry Practice, Electronic Data Systems ("EDS"), a provider of business and technology solutions, from 2004–2006. While at EDS, Mr. Colburn was responsible for developing EDS’s global manufacturing industry business and sales strategy for its automotive, industrial manufacturing, high tech and aerospace & defense segments. Mr. Colburn also previously served as EDS’s Area Director, Manufacturing – Automotive (2003–2004); Vice President of the Global Industry Group (2002–2003); and Vice President of Global Industrial Manufacturing within the Global Industry Group (2001–2002). In addition, Mr. Colburn’s career also includes serving as president of four different manufacturing and industrial corporations. Mr. Colburn has also served as chairman and on the boards of directors of several automotive industry associations. Mr. Colburn received a B.A. in Liberal Arts from Robert Wesleyan College, and previously served on that institution’s Board of Trustees. He has enrolled in continuing education programs at, among others, the University of Michigan and the University of Pennsylvania.

Mr. Colburn’s appointment as Interim President and Chief Executive Officer will be for an initial period of three months, during which time the Company will actively search for a permanent president and chief executive officer to lead the Company. In connection with his employment with the Company, Mr. Colburn will be paid a monthly salary of $25,000 and also will be eligible to participate in all medical, dental, disability, insurance, 401(k), vacation, and other employee benefit and incentive programs made available to Company’s executive officers. In addition, Mr. Colburn also will be reimbursed for reasonable housing, commuting, and related expenses while he temporarily relocates to the Research Triangle Park area.

Mr. Colburn will continue to serve as a director of the Company but while he is a member of management he will not be entitled under the Company’s Board Compensation Policy for payment of directors’ fees.

The Company issued press releases on September 11, 2007 and September 12, 2007 relating to the information contained in this Form 8-K, copies of which are attached hereto as Exhibits 99.1 and 99.2, respectively, and incorporated by reference herein.

Item 8.01 Other Events.

The information included in Item 5.02 above is incorporated herein by reference.

Separately, the Company is clarifying its disclosure regarding its indebtedness under its loan agreement with Fifth Third Bank ("Fifth Third"). On November 9, 2006, Smart Commerce, Inc. (d/b/a iMart) ("Smart Commerce"), the Company's wholly-owned subsidiary, entered into a loan agreement with Fifth Third. Under the terms of this agreement, Smart Commerce borrowed $1.8 million to be repaid in 24 monthly installments of $75,000 plus interest beginning in December 2006. The interest rate is prime plus 1.5% as periodically determined by Fifth Third. The loan is secured by all of the assets of Smart Commerce, including a cash security account of $250,000 and all of Smart Commerce's intellectual property. Such restricted cash is scheduled to be released from the restrictions in three equal installments of approximately $83,000, on June 30, 2007, December 31, 2007 and June 30, 2008, if certain debt covenants regarding operating metrics for Smart Commerce are met. Those operating metrics relate to Smart Commerce’s actual results of operations as compared to certain projections provided to Fifth Third at the inception of the loan. Failure to meet these metrics could, after receipt of notice of an event of default from Fifth Third and the expiration of a ten-day cure period, result in an acceleration of the debt. The Company has notified Fifth Third of the events described in Item 5.02 above. As of this time, Fifth Third has not delivered a notice of default, and the Company does not consider these events to constitute an event of default under the loan agreement with Fifth Third.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Smart Online, Inc.

September 17, 2007	By:	/s/ Nicholas A. Sinigaglia

Name: Nicholas A. Sinigaglia
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press release, dated September 11, 2007.
99.2	Press release, dated September 12, 2007.